                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES
                        GRAY COMMUNICATIONS SYSTEMS INC.

           Name of Subsidiary                         Jurisdiction of Incorporation
 ------------------------------------------------    -------------------------------
 The Albany Herald Publishing Co.                                 Georgia
 Post-Citizen Media, Inc.                                         Georgia
 Gray Communications of Indiana, Inc.                             Georgia
 WEAU-TV, Inc.                                                    Georgia
 WVLT-TV, Inc.                                                    Georgia
 WRDW-TV, Inc.                                                    Georgia
 WITN-TV, Inc                                                     Georgia
 Gray Kentucky Television, Inc.                                   Georgia
 Gray Communications of Texas, Inc.                               Georgia
 Gray Communications of Texas - Sherman, Inc.                     Georgia
 Gray Transportation Company, Inc.                                Georgia
 Gray Real Estate and Development Co.                             Georgia
 Gray Florida Holdings, Inc.                                      Georgia
 KOLN/KGIN, Inc.                                                  Delaware
 WEAU Licensee Corp.                                              Delaware
 KOLN/KGIN License, Inc.                                          Delaware
 WJHG Licensee Corp.                                              Delaware
 WCTV Licensee Corp.                                              Delaware
 WVLT Licensee Corp.                                              Delaware
 WRDW Licensee Corp.                                              Delaware
 WITN Licensee Corp.                                              Delaware
 WKYT Licensee Corp.                                              Delaware
 WYMT Licensee Corp.                                              Delaware
 KWTX-KBTX Licensee Corp.                                         Delaware
 KXII Licensee Corp.                                              Delaware
 Gray Television Management, Inc.                                 Delaware
 Gray MidAmerica Holdings, Inc.                                   Delaware
 Gray Publishing, Inc.                                            Delaware
 Gray Digital, Inc.                                               Delaware
 KWTX-KBTX LP Corp.                                               Delaware
 KXII LP Corp.                                                    Delaware
 Porta-Phone Paging Licensee Corp.                                Delaware
 KXII L.P.                                                        Delaware
 KWTX - KBTX L.P.                                                 Delaware
 KTVE Inc.                                                        Arkansas
 Lynqx Communications, Inc.                                       Louisiana



                                       78